                                                                   Exhibit 10.23
                                                                   -------------

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is made as of January 12, 1998, by and among GENPOWER PUMP & EQUIPMENT CO., INC., a Texas corporation (the "Company"),
                                                                     -------
the stockholders of the Company listed on the Schedule of Stockholders attached
                                              ------------------------
hereto (collectively, the "Sellers" and individually, a "Seller"), and NATIONAL
                           -------                       ------
EQUIPMENT SERVICES, INC., a Delaware corporation (the "Purchaser").  The
                                                       ---------
Company, the Sellers and the Purchaser are referred to herein collectively as the "Parties" and individually as a "Party." The consummation of the
     -------                         -----
transactions contemplated hereby shall be deemed to have occurred effective as of 12:01 a.m. on January 1, 1998 (the "Effective Date") for all purposes,
                                       --------------
including without limitation, for accounting purposes.


          WHEREAS, the authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, par value $1.00 per share (the "Common
                                                                  ------
Stock"), of which 6,666 2/3 shares are issued and outstanding;


          WHEREAS, the Sellers own beneficially and of record 100% of the issued and outstanding Common Stock; and


          WHEREAS, the Purchaser desires to acquire from each Seller, and each Seller desires to sell to the Purchaser, all of the Common Stock owned by such Seller (collectively, the "Acquired Stock").
                           --------------


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          1.1  Definitions.  For purposes hereof, the following terms, when used
               -----------
herein with initial capital letters, shall have the respective meanings set forth herein:


          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.


          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).


          "Agreement" means this Stock Purchase Agreement, including all
           ---------
Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.


          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.


          "Environmental Affiliates" of any Person means, with respect to any
           ------------------------
particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.


          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means, at a given time, United States generally accepted
           ----
accounting principles, consistently applied.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

          "Insider" means, any officer, director, employee, stockholder, partner
           -------
or Affiliate, as applicable, of the Company or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest.

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals and other authorizations of foreign, federal, state and local governments or other similar rights.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
easement, restriction, charge, or other lien.

          "Loss" means, with respect to any Person, any diminution in value,
           ----
consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, results of operations, or future prospects of the Company.

          "Operating Income" means the Company's operating income, calculated in
           ----------------
accordance with GAAP.

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Company's business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Proprietary Rights" means any and all patents, patent applications,
           ------------------
trademarks, service marks, trademark or service mark applications and registrations, trade and corporate names, copyrights, copyright applications and registrations, trade secrets, know-how, technology, computer software and software systems, business and marketing plans, customer and supplier lists, confidential information and all other proprietary property, rights and interests.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

           1.2 Other Definitional Provisions.
               -----------------------------

          (a) Accounting Terms.  Accounting terms which are not otherwise
              ----------------
defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b) "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
               -------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c) Successor Laws.  Any reference to any particular Code section or
              --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

                                  ARTICLE II
                           PURCHASE AND SALE OF STOCK
                           --------------------------


          2.1       Stock Purchase.  On and subject to the terms and conditions
                    --------------
set forth in this Agreement, on the Closing Date, the Purchaser shall purchase from each Seller, and each Seller shall sell and transfer to the Purchaser, all of the shares of Common Stock owned by such Seller as such ownership is set forth on the Schedule of Stockholders attached hereto, free and clear of any
             ------------------------
Liens.

          2.2       Purchase Price for Company Stock.  The aggregate purchase
                    --------------------------------
price to be paid to Sellers for the Acquired Stock (the "Purchase Price") is
                                                         --------------
$7,850,000, which amount shall be paid as follows: (a) the Purchaser shall deliver to the Sellers $7,614,500 (as adjusted pursuant to Section 2.3 below) in cash (as adjusted, the "Cash Portion"); and (b) the Purchaser shall maintain
                        ------------
$235,500 in a book entry account of the Purchaser (the "Holdback").  The
                                                        --------
Holdback shall be available to satisfy any amounts owing to the Purchaser pursuant to Section 9.2. The Purchase Price will be allocated among the Sellers in the manner set forth in Schedule of Stockholders attached hereto.
                           ------------------------

           2.3      Purchase Price Adjustment.
                    -------------------------

          (a) Post-Closing Adjustment for Operating Income.  Within 90 days
              --------------------------------------------
after the Closing Date, the Purchaser and its auditors will conduct a review (the "Closing Review") of the Operating Income from August 31, 1997 through the
      --------------
later of (i) the calendar month end occurring prior to the Closing and (ii) January 31, 1998 (the "Operating Income Adjustment Amount") and will prepare and
                       ----------------------------------
deliver to a Representative a computation of the Operating Income Adjustment Amount as of the close of business on the later of (i) the calendar month end occurring prior to the Closing and (ii) January 31, 1998 (the "Draft
                                                               -----
Computation"). The Purchaser and its auditors will give the Representatives and their auditors an opportunity to observe the Closing Review and will make available to such Persons all records and work papers used in preparing the Draft Computation. If the Representatives disagree with the computation of the Operating Income Adjustment Amount reflected on the Draft Computation, the Representatives may, within thirty (30) days after receipt of the Draft Computation, deliver a notice (an "Objection Notice") to the Purchaser setting
                                   ----------------
forth the Representatives' calculation of the amount of the Operating Income Adjustment Amount. The Purchaser and the Representatives will use reasonable efforts to resolve any disagreements as to the computation of the Operating Income Adjustment Amount, but if they do not obtain a final resolution within
30 days after the Purchaser has received the Objection Notice, the Purchaser and a Representative will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any remaining
                                               ----
disagreements. If the Purchaser and a Representative are unable to agree on the choice of the Firm, the Firm will be a so-called "big-six" accounting firm (or successor thereto) selected by lot (after excluding one firm designated by the Purchaser and one firm designated by a Representative). The Purchaser and a Representative will direct the Firm to render a determination within 15 days of its retention and the Purchaser, the Representatives and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Computation set forth in the Objection Notice which the Purchaser and the Representatives are unable to resolve. The Firm's determination will be based on the definition of Operating Income included herein. The determination of the Firm will be conclusive and binding upon the Purchaser and the Sellers. The Purchaser and the Sellers shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The amount of the Operating Income Adjustment Amount, as finally determined pursuant to this
Section 2.3(a), is referred to herein as the "Actual Operating Income Adjustment
                                              ---------------------------------
Amount." If the Actual Operating Income Amount is greater than zero, Purchaser
------
shall pay to the Sellers an amount equal to the Actual Operating Income Amount by wire transfer or delivery of other immediately available funds, within two
(2) Business Days after the date on which the Actual Operating Income Adjustment Amount is finally determined.

          (b) Accounts Receivable Adjustment.  Notwithstanding anything herein
              ------------------------------
to the contrary, and in addition to any other adjustments set forth in this Agreement, the Purchase Price will be reduced dollar-for-dollar by the aggregate amount of the net notes and accounts receivable of the Company in existence as of the Closing (the "Accounts Receivable"), which are uncollected by the Company
                     -------------------
(the "Uncollected Receivables Amount") as of the 120th day following the Closing
      ------------------------------
Date (the "Receivables Determination Date").  "Accounts Receivable Write-offs"
           ------------------------------      ------------------------------
shall mean any accounts receivable of the Company which the Company has written off and which are not reflected on the Company balance sheet dated as of January 9, 1998. If there is an Uncollected Receivables Amount, the Purchaser shall be entitled to receive the Uncollected Receivables Amount less any payment the
                                                       ----
Company has received which is specifically designated as payment of an Accounts Receivable Write-off (such difference, the "Uncollected Receivables Net
                                            ---------------------------
Amount"), from the Holdback within two (2) Business Days after the Receivables Determination Date; provided, however, that if the Uncollected Receivables Net Amount is less than zero, the Purchaser shall not be obligated to make any payments and shall be entitled to keep amount by which the payments received on Accounts Receivable Write-offs exceeds the Uncollected Receivables Amount. If the amount then left in the Holdback is less than the amount of the Uncollected Receivables Net Amount, a Representative shall pay to the Purchaser, within two
(2) Business Days after the Receivables Determination Date, the amount by which the Holdback is less than Uncollected Receivables Net Amount by wire transfer or delivery of other immediately available funds. For the purpose of determining amounts collected by the Company with respect to the Accounts Receivable, (i) in the absence of a bona fide dispute between an account debtor and the Company regarding receivables of such account debtor accrued prior to the Closing Date, all payments by an account debtor shall first be applied to the oldest outstanding invoice due from that account debtor, and (ii) in the case of a dispute between the Company and an account debtor with respect to a particular invoice, all payments shall be first applied to the next oldest invoice due from that account debtor. The Company shall not be required to bring any suit or take any other action out of the Ordinary Course of Business to collect any of the Accounts Receivable. To the extent that the Company has not collected the full amount of the Accounts Receivable and the Purchaser has been compensated therefor in accordance with this Section, the Company shall assign any such uncollected Accounts Receivable to the Sellers.

          2.4  DISTRIBUTION OF HOLDBACK.  On the 150th day after the Closing
               ------------------------
Date, the Purchaser shall pay to a Representative an amount equal to the amount of the Holdback, if any, remaining after all claims of the Purchaser under
Section 9.2 which have theretofore been finally resolved have been satisfied (the "Remaining Holdback") less any amount for which the Purchaser claims, prior
      ------------------
to such 150th day, that it is entitled to receive indemnification pursuant to
Section 9.2 (each, a "Pending Claim").  As soon as practicable following final
                      -------------
resolution of all Pending Claims,
the Purchaser shall pay to a Representative an aggregate amount equal to the portion, if any, of the Holdback which remains after payment of the Remaining Holdback and final resolution of all Pending Claims.

           2.5      Closing Transactions.
                    --------------------

          (a)  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis,
                -------
200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on January 12, 1998, or at such other place or on such other date as may be mutually agreeable to the Purchaser and a Representative. The date and time of the Closing are herein referred to as the "Closing Date." The Closing shall be
                                           ------------
deemed effective as of the Effective Date.

          (b) Closing Transactions.  Subject to the conditions set forth in this
              ---------------------
Agreement, the Parties shall consummate the following transactions (the "Closing
                                                                         -------
Transactions") on the Closing Date:
------------

          (i) each Seller shall deliver to the Purchaser certificates representing the Acquired Stock owned by such Seller, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto, and with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange;

          (ii) The Purchaser shall deliver to Sellers the Cash Portion and the Noncompete Payment (as defined in Section 10.11(a) below) in the manner set forth on the Schedule of Stockholders in immediately available funds; and
                  ------------------------

          (iii) the Company, the Sellers and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under
     Article III.

                                  ARTICLE III

                             CONDITIONS TO CLOSING
                             ---------------------

          3.1       Conditions to the Purchaser's Obligations.  The obligation
                    -----------------------------------------
of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing
Date:

          (a) The representations and warranties set forth in Article V and
Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Company or the Sellers to the Purchaser pursuant to Sections 4.1(g), 5.25 and 6.5 hereof);

          (b) The Company and each Seller shall have performed and complied with all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing;

          (c) All consents by third parties that are required for the transfer of the Acquired Stock to the Purchaser, and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Company is a party shall have been obtained, and payoff letters with respect to all of the Company's Indebtedness outstanding as of the Closing and releases of any and all Liens held by third parties against property of the Company shall have been obtained, all on terms reasonably satisfactory to the Purchaser; and the Purchaser shall have obtained the requisite consent of its senior lender, First Union Bank of North Carolina;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Stock to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Purchaser;

          (e) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Company, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (f) Except as otherwise specified in writing by the Purchaser to a Representative, all of the Company's directors shall have resigned and such resignations shall be effective as of the Closing Date;

          (g) David S. Ament and Robert B. McCarty shall have each entered into an agreement with the Company relating to their respective employment with the Company (each, an "Employment Agreement"), substantially in the form of Exhibits
                   --------------------                                 --------
A-1 and A-2 attached hereto, and such Employment Agreements shall be in full
-----------
force and effect;

          (h) Purchaser shall have received an opinion, dated the Closing Date, of Carson Messinger Elliott Laughlin & Ragan, P.L.L.C., counsel to the Company and the Sellers, substantially in the form of Exhibit B attached hereto;
                                              ---------

          (i) On or prior to the Closing Date, Sellers shall have delivered to Purchaser all of the following:

          (i) a certificate from the Company and Sellers in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a) through (h) have been satisfied;

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Company's board of directors approving the transactions contemplated by this Agreement;

          (iv) certificates of the secretary of state of the State of Texas and each state where the Company is qualified to do business providing that the Company is in good standing;

          (v) copies of the resignations described in Section 3.1(f);

          (vi) all documents and records relating to the business of the Company that are in any Seller's possession;

          (vii) landlord consents and estoppel certificates from the Company's landlords in form and substance satisfactory to the Purchaser; and

          (viii) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby; and

          (j) All proceedings to be taken by the Company and each Seller in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Company and each Seller to effect the transactions contemplated hereby reasonably requested by the Purchaser shall be reasonably satisfactory in form and substance to the Purchaser.

Any condition specified in this Section 3.1 may be waived by the Purchaser; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Purchaser.

          3.2       Conditions to Each Sellers' Obligations.  The obligation of
                    ---------------------------------------
each Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article VII shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Purchaser to Sellers pursuant to Sections 4.3(a) and 7.7 hereof);

          (b) The Purchaser shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Stock to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to a Representative;

          (d) No action, suit, or proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Company, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (e) Each of David S. Ament and Robert B. McCarty shall have entered into an Employment Agreement with the Company, and each such Employment Agreement shall be in full force and effect;

          (f) On or prior to the Closing Date, the Purchaser shall have delivered to a Representative all of the following:

          (i) a certificate from the Purchaser in a form reasonably satisfactory to a Representative, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d), inclusive, have been satisfied;

          (ii) certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement; and

          (iii) such other documents or instruments as the Sellers may reasonably request to effect the transactions contemplated hereby; and

          (g) All proceedings to be taken by the Purchaser in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Purchaser to effect the transactions contemplated hereby reasonably requested by a Representative shall be reasonably satisfactory in form and substance to such Representative.

Any condition specified in this Section 3.2 may be waived by a Representative; provided that no such waiver shall be effective unless it is set forth in a writing executed by a Representative.

                                  ARTICLE IV

                           COVENANTS PRIOR TO CLOSING

          4.1       AFFIRMATIVE COVENANTS OF THE COMPANY AND EACH SELLER. Prior
                    ----------------------------------------------------
to the Closing, unless the Purchaser otherwise agrees in writing, each Seller shall cause the Company to, and in the case of Sections 4.1(f), (g), (h) and (i) each Seller also shall:

          (a) conduct its business and operations only in the Ordinary Course of Business;

          (b) keep in full force and effect its corporate existence and all rights, franchises and intellectual property relating or pertaining to its business and use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) use its best efforts to carry on the business of the Company in the same manner as presently conducted, including paying all accounts payable, purchasing inventory, collecting all accounts receivable and making capital expenditures in the Ordinary Course of Business, and to keep the Company's business organization and properties intact, including its present assets, business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (d) maintain the material assets of the Company in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, whether or not the Company is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by a Representative and the Purchaser;

          (e) maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (f) encourage employees to continue their employment with the Company after the Closing;

          (g) promptly (once the Company or any Seller obtains knowledge thereof) inform Purchaser in writing of any variances from the representations and warranties contained in Article V or Article VI hereof or any breach of any covenant hereunder by the Company or any Seller;

          (h) cooperate with the Purchaser and use best efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations); and

          (i) cooperate with the Purchaser in the Purchaser's investigation of the business and properties of the Company, to permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Company at reasonable hours, (ii) visit and inspect any of the properties of the Company, and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, partners, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Company.

          (j) cause the Company's liabilities and obligations (whether accrued, absolute or contingent, and whether due or to become due, including without limitation, all accounts payable, accrued expenses, income taxes and Indebtedness), as of the Closing Date (i.e., as opposed to the Effective Date), to not be in excess of $3,000,000.


          4.2       Negative Covenants of the Company and Each Seller.  Prior to
                    -------------------------------------------------
the Closing, unless Purchaser otherwise agrees in writing, each Seller shall cause the Company to not:

          (a) take any action that would require disclosure under Section 5.8;

          (b) make any loans, enter into any transaction with any Insider or make or grant any increase in any shareholder's, employee's or officer's compensation (including bonuses) or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company;

          (c) establish or, except in accordance with past practice, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Company;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons;

          (e) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, issuances, equity repurchases or other transactions involving the Company's capital stock or equity securities;

          (f) sell, transfer, contribute, distribute, or otherwise dispose of any securities or assets of the Company, or agree to do any of the foregoing, to any Person, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business; or

          (g) incur any Indebtedness other than indebtedness to finance its working capital needs.

           4.3      Covenants of Purchaser.  Prior to the Closing, the Purchaser
                    ----------------------
shall:

          (a) promptly (once it obtains knowledge thereof) inform a Representative in writing of any variances from the representations and warranties contained in Article VII or any breach of any covenant hereunder by Purchaser; and

          (b) cooperate with Sellers and use its best efforts to cause the conditions to each Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY
                             ----------------------

          As a material inducement to Purchaser to enter into this Agreement, each Seller hereby jointly and severally represents and warrants that:

          5.1       ORGANIZATION AND CORPORATE POWER.  The Company is a
                    --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in every jurisdiction in which it is required to be qualified. All jurisdictions in which the Company is qualified to do business are set forth on the "Organization Schedule" attached
                                               ---------------------
hereto. The Company has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company's and each of its Subsidiaries' articles of incorporation and by-laws have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company and each of its Subsidiaries have been furnished to the Purchaser. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or by-laws.

          5.2       AUTHORIZATION OF TRANSACTIONS.  The Company has full
                    -----------------------------
corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved the Transaction Documents to which the Company is a party and has duly authorized the execution and delivery of such Transaction Documents and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated thereby. All Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

          5.3       CAPITALIZATION.  The authorized, issued and outstanding
                    --------------
stock of the Company consists of 1,000,000 shares of Common Stock, of which 6,666 2/3 shares are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Sellers in the amounts set forth on the "Schedule of Stockholders" and
                                                ------------------------
are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Sellers as set forth on the Schedule of Stockholders free and clear
                                       ------------------------
of all Liens. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          5.4       SUBSIDIARIES; INVESTMENTS.    The Company does not have any
                    -------------------------
Subsidiaries and does not control, directly or indirectly, any other corporation, or any limited liability company, partnership, joint venture, association or any other business entity, and the Company does not own any shares of capital stock or any other securities of, and has not made any other Investment in, any other Person. Should the Company at any time have a Subsidiary or other affiliated Person, such Subsidiary or other affiliated Person, the representations and warranties of this Section 5 shall be expanded to encompass and include such Subsidiary or affiliated Person.

          5.5       ABSENCE OF CONFLICTS.  Except as set forth on the "Conflicts
                    --------------------                               ---------
Schedule" attached hereto, the execution, delivery and performance of the
--------
Transaction Documents and the consummation of the transactions contemplated thereby by the Company do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock or the assets of the Company or any of its Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of the Company or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is bound or affected, or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject or any judgment, order or decree to which the Company or any of its Subsidiaries is subject.

           5.6      FINANCIAL STATEMENTS AND RELATED MATTERS.
                    ----------------------------------------

          (a) Financial Statements.  Attached hereto as the "Financial
              --------------------                           ---------
Statements Schedule" are copies of the Company's and its Subsidiaries' (i)
-------------------
unaudited consolidated and consolidating balance sheet as of August 31, 1997 (the "Latest Balance Sheet") and the related statements of income and cash flows
      --------------------
for the eight-month period then ended and (ii) unaudited consolidated and consolidating balance sheets and statements of income and cash flows for the fiscal years ended December 31, 1996, 1995 and 1994. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the

"Financial Statements") is accurate and complete in all material respects, is
---------------------
consistent with the Company's books and records (which, in turn, are accurate and complete in all material respects), presents fairly the Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

          (b) Receivables.  The Company's notes and accounts receivable are
              -----------
valid receivables, current, and are, to the best of the Sellers' knowledge, subject to no valid counterclaims or setoffs, at the aggregate amount recorded on the Company's books and records as of the Closing, net of an amount of allowances for doubtful accounts which relate to those receivables computed in a manner consistent with GAAP and the accounting practices used in the preparation of the Latest Balance Sheet.

          (c) Inventory.  The Company's inventory, net of the reserves
              ---------
applicable to such inventory, consists of a quantity and quality which, except as reflected in such reserve, is usable and saleable in the Ordinary Course of Business, and the items of such inventory are not defective, slow-moving, obsolete or damaged (except for certain inventory which is under repair in the Ordinary Course of Business) and are merchantable and fit for their particular use. The Company has good title to such inventory, free and clear of all Liens (other than Permitted Encumbrances).

          5.7       ABSENCE OF UNDISCLOSED LIABILITIES.  The Company has no
                    ----------------------------------
obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under executory contracts or commitments described on the Contracts Schedule attached
                                                    ------------------
hereto or under executory contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, and (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability).

          5.8       ABSENCE OF CERTAIN DEVELOPMENTS.  Except as set forth on the
                    -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
 ---------------------
this Agreement, since December 31, 1996, the Company has not:

          (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $10,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

          (c) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other of its equity securities;

          (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

          (e) subjected any portion of its properties or assets to any Lien (other than Permitted Encumbrances)

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to Sellers or any Insider) a portion of its tangible assets, except for sales of inventory in the Ordinary

Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to Sellers or any Insider) any Proprietary Rights owned by, issued to or licensed to it or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all its rights in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (h) suffered any extraordinary losses or waived any rights of material value;

          (i) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (j) materially changed any business practice;

          (k) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (l) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (m) conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

          (n) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $20,000, other than purchases of equipment in the Ordinary Course of Business;

          (o) made any loans or advances to, or guarantees for the benefit of, any Person;

          (p) made charitable contributions, pledges, association fees or dues;
or

          (q) changed (or authorized any change) in its articles of incorporation or by-laws.

          5.9       ASSETS.  Except as set forth on the attached "Assets
                    ------                                        ------
Schedule," the Company has good and marketable title to, or a valid leasehold
--------
interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Encumbrances and except for properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet. Except as described on the Assets Schedule, the Company's buildings, equipment and other tangible
    ---------------
assets are in good operating condition and are fit for use in the ordinary course of business. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted.

           5.1      TITLE TO PROPERTIES.
                    -------------------

          (a) Owned Properties.  The Company does not and has never owned any
              ----------------
real property.

          (b) Leased Properties.  The "Leases Schedule" sets forth a list of all
              -----------------        ---------------
of the leases and subleases (the "Leases") and each leased and subleased parcel
                                  ------
of real property in which the Company has a leasehold and subleasehold interest (the "Leased Real Property"). Each of the Leases is in full force and effect
      --------------------
and the Company holds a valid and existing leasehold or subleasehold interest under each of the Leases. The Company has delivered to the Purchaser true, correct, complete and accurate copies of each of the Leases described in the Leases Schedule. With respect to each Lease listed on the Leases Schedule: (i)
---------------                                            ---------------
the Lease is legal, valid, binding, enforceable and in full force and effect;
(ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor, to the knowledge of the Company or any Seller, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Purchaser; and
(vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

          (c) Real Property Disclosure.  Except as disclosed on the Leases
              ------------------------                              ------
Schedule, there is no real property leased or owned by the Company used in its
--------
business.

          (d) Permits.  All certificates of occupancy, permits, licenses,
              -------
franchises, approvals and authorizations (collectively, the "Real Property
                                                             -------------
Permits") of all governmental authorities having jurisdiction over the Leased
-------
Real Property, required or appropriate to have been issued to the Company to enable the Company to lawfully occupy and use the Leased Real Property for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has delivered complete and correct copies of the Real Property Permits to the Purchaser. The Company has not received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the knowledge of the Company or any Seller, there is no basis for the issuance of any such notice or the taking of any such action.

           5.11      TAXES.  Except as set forth on the attached "Taxes
                    -----                                        -----
Schedule,"

          (a) the Company has timely filed all Tax Returns which are required to be filed, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with applicable law;

          (b) all Taxes due and payable by the Company, whether or not shown on a Tax Return, have been paid by the Company and no Taxes are delinquent;

          (c) the amount accrued as a current liability for taxes on the Latest Balance Sheet shall be sufficient to pay in full all Taxes for taxable periods (or portions thereof) ending on or before the date of the Latest Balance Sheet, whether or not such Taxes are due on or before such date and, since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes other than in the Ordinary Course of Business;

          (d) no deficiency for any amount of Tax which has not been resolved has been asserted or assessed by a taxing authority against the Company, and neither the Company nor any Seller has knowledge that any such assessment or asserted Tax liability shall be made;

          (e) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the knowledge of the Company or any Seller, threatened against or with respect to the Company;

          (f) the Sellers do not reasonably expect any taxing authority to claim or assess any additional Taxes in respect of the Company for any period;

          (g) the Company has not (A) waived any statute of limitations, (B) agreed to any extension of the period for assessment or collection or (C) executed or filed any power of attorney, in each case with respect to any Taxes which waiver, agreement or power of attorney is currently in force;

          (h) the Company has not been a member of an Affiliated Group (as defined in Section 1504 of the Code), or any similar group defined under local, state or foreign Tax law and the Company has no liability for Taxes of any Person other than the Company under Treasury Regulations Section 1.1502-6 or any similar provision of local, state or foreign Tax law;

          (i) the Company is not a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement with any Person and the Company has no current or potential contractual obligation to indemnify any other Person with respect to Taxes;

          (j) the Company has no obligation to make any payment that could be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law);

          (k) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction;

          (l) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

          (m)  the Taxes Schedule contains a list of states, territories and
                   --------------
jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns relating to its business; and

          (n) the Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date that is attributable to any taxable period (or portion thereof) ending on or before the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), entered into on or before the Closing Date, (iii) any installment sale made on or before the Closing Date, or (iv) any deferred intercompany gain described in Treasury Regulation Section 1.15102-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) arising on or before the Closing Date.

           5.12      CONTRACTS AND COMMITMENTS.
                     -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, the Company is not a
                     ------------------
party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

          (ii) any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv) contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

          (v) agreement under which the Company has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (vi)  agreements with respect to the lending or investing of funds;

          (vii)  license or royalty agreements;

          (viii) guaranty of any obligation, other than endorsements made for collection;

          (ix) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $10,000 annually;

          (x) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

          (xi) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $10,000;

          (xii) contract which prohibits it from freely engaging in business anywhere in the world; or

          (xiii) other agreement material to it whether or not entered into in the Ordinary Course of Business.

          (b) Except as disclosed on the Contracts Schedule, (i) no contract or
                                         ------------------
commitment required to be disclosed on the Contracts Schedule has been breached
                                           ------------------
or canceled by the other party and neither the Company nor any Seller has knowledge of any anticipated breach by any other party to any contract set forth on the Contracts Schedule, (ii) no customer or supplier has indicated in writing
       ------------------
or orally to the Company, or any Seller that it shall stop or decrease the rate of business done with the Company or that it desires to renegotiate its contract or current arrangement with the Company, (iii) the Company has performed all the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on the Contracts Schedule and is not in
                                            ------------------
default under or in breach of any contract or commitment required to be disclosed on the Contracts Schedule, and no event has occurred which with the
                 ------------------
passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) the Company has no present expectation or intention of not fully performing any obligation pursuant to any contract set forth on the

Contracts Schedule, and (vi) each agreement is legal, valid, binding,
------------------
enforceable and in full force and effect and will continue as such following the consummation of the transactions contemplated hereby.

          (c) The Sellers have provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together with all amendments, waivers or other
------------------
changes thereto (all of which are disclosed on the Contracts Schedule).  The
                                                   ------------------
Contracts Schedule contains an accurate and complete description of all material
------------------
terms of all oral contracts referred to therein.

           5.13      PROPRIETARY RIGHTS.
                     ------------------

          (a) The attached "Proprietary Rights Schedule" contains a complete and
                            ---------------------------
accurate list of all (a) patented or registered Proprietary Rights owned or used by the Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, (c) unregistered trade names, internet domain names and corporate names owned or used by the Company, and (d) unregistered trademarks, service marks, and computer software owned or used by the Company. The Proprietary Rights Schedule
                                                     ---------------------------
also contains a complete and accurate
list of all licenses and other rights granted by the Company to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company with respect to any Proprietary Rights, in each case identifying the subject Proprietary Rights. Except as set forth on the Proprietary Rights Schedule, the Company owns, free of all Liens (except
---------------------------
Permitted Encumbrances), all right, title and interest to, or has the right to use pursuant to a valid written license, all Proprietary Rights necessary for the operation of its business as presently conducted and such rights will be owned or made available for use by the Company after the Closing on terms and conditions identical to those under which they owned or used such rights prior to the Closing. Except as set forth on the Proprietary Rights Schedule, the loss
                                           ---------------------------
or expiration of any Proprietary Rights or related group of Proprietary Rights owned or used by the Company has not had a Material Adverse Effect on the conduct of its business and is not pending or, to the knowledge of the Company or any Seller, threatened or reasonably foreseeable.

          (b) To the best of the Sellers' knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

          (c) Except as set forth on the Proprietary Rights Schedule, (i) the
                                         ---------------------------
Company owns and possesses without restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of the Company's business as currently conducted; (ii) the Company has not received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the knowledge of the Company or any Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company.

          (d) The transactions contemplated by this Agreement shall have no adverse effect on the Company's right, title and interest in and to any of its Proprietary Rights.

          5.14      LITIGATION; PROCEEDINGS. Except as set forth on the attached
                    -----------------------
"Litigation Schedule," there are no actions, suits, proceedings, orders,
 -------------------
investigations or claims pending or, to the knowledge of the Company or any Seller, threatened against or affecting the Company (or to the knowledge of the Company or any Seller, pending or threatened against or affecting any of the offi cers, directors or key employees of the Company with respect to its businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company during the past three years; and the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the knowledge of the Company or any Seller, any governmental investigations or inquiries. The Company is not subject to any judgment, order or decree of any court or other governmental agency, and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5.15      BROKERAGE.  Except as set forth on the "Brokerage Schedule"
                    ---------                               ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

          5.16      GOVERNMENTAL LICENSES AND PERMITS. The "Permits Schedule"
                    ---------------------------------       ----------------
attached hereto contains a complete listing and summary description of all permits, licenses, certificates, approvals and other authorizations of any governmental entity or any department, agency or political subdivision thereof, or other similar rights (collectively, the "Licenses") owned or possessed by the
                                            --------
Company or used by it in the conduct of its business. Except as indicated on the Permits Schedule, the Company owns or possesses all right, title and
    ----------------
interest in and to all of the Licenses that are necessary to conduct its business as presently conducted, including, without limitation, all Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. The Company is in compliance with the terms and conditions of such Licenses and has received no notices that it is in violation of any of the terms or conditions of such Licenses. The Company has taken all necessary action to maintain such Licenses. No loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof. Except as indicated on the Permits Schedule,
                                                               ----------------
all of the Licenses shall survive the transactions contemplated hereby.

          5.17      EMPLOYEES.  Except as set forth on the "Employees Schedule"
                    ---------                               ------------------
attached hereto, to the knowledge of the Company or any Seller, no key executive employee and no group of employees or independent contractors of the Company has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company. The Company has complied with all applicable laws relating to the employment of personnel and labor. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. The Company has not engaged in any unfair labor practice. Neither the Company nor any Seller has knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

           5.18     EMPLOYEE BENEFIT MATTERS.
                    ------------------------

          (a) Except as set forth on the "Benefit Plans Schedule" attached
                                          ----------------------
hereto, with respect to current or former employees of the Company, the Company does not maintain or contribute to or have any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (iii) employee welfare benefit plans, (as defined in Section 3(1)
  -----
of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. The Company has never contributed to any multiemployer pension plan (as defined in
Section 3(37) of ERISA), and the Company has never maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The plans, arrangements, programs and agreements referred to the preceding two sentences are referred to collectively as the "Plans." The
                                                                    -----
Company does not maintain or contribute to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
       -----

          (b) The Plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form and in operation with the
       ----------------------
requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the Plans set forth on the Benefit Plans Schedule have been properly and timely
                           ----------------------
filed with the appropriate government agency and distributed to participants as required. The Company has complied with the requirements of COBRA.

          (d) With respect to each Plan set forth on the Benefit Plans Schedule,
                                                         ----------------------
(i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Company nor any Seller has knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e) With respect to each of the Plans listed on the Benefit Plans
                                                              -------------
Schedule, the Sellers have furnished to the Purchaser true and complete copies
--------
of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          5.19      INSURANCE.  The "Insurance Schedule" attached hereto lists
                    ---------        ------------------
and briefly describes each insurance policy maintained by the Company with respect to its properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and the Company is not in default with respect to its obligations under any such insurance policies and the Company has not been denied insurance coverage. Except as set forth on the Insurance Schedule, the Company does not
                                      ------------------
have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

          5.20      OFFICERS AND DIRECTORS; BANK ACCOUNTS.  The "Officers,
                    -------------------------------------        ---------
Directors and Bank Accounts Schedule" attached hereto lists all officers and
------------------------------------
directors of the Company, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company.

          5.21      AFFILIATE TRANSACTIONS.  Except as disclosed on the
                    ----------------------
"Affiliated Transactions Schedule" attached hereto, no Insider is a party to any
---------------------------------
agreement, contract, commitment or transaction with the Company or which is pertaining to the business of the Company or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.



          5.22      COMPLIANCE WITH LAWS.  The Company and its officers,
                    --------------------
directors, partners, agents and employees have complied with and are in compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's marketing and sales of its products and services) or any owned or leased properties of the Company and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws or regulations, and neither the Company has not received notice of any such violations.



           5.23     ENVIRONMENTAL MATTERS.  Except as set forth on the
                    ---------------------
"Environmental Schedule" attached hereto:
-----------------------



          (a) The Company has complied with and is currently in compliance with all Environmental and Safety Requirements, and the Company has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its properties or facilities.



          (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of its business. A list of all such permits, licenses and other authorizations which are material to the Company is set forth on the Environmental Schedule.
       ----------------------



          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).



          (d) To the best of the Sellers' knowledge, none of the following exists at any property or facility owned, occupied or operated by the Company:
(i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.



          (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.



          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.



          (g) The Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.



          (h) No Environmental Lien has attached to any property owned, leased or operated by the Company.



          5.24      DISCLOSURE.  Neither this Agreement, the other Transaction
                    ----------
Documents, nor any of the schedules, attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading; There is no fact which has not been disclosed to the Purchaser of which the Company or any Seller has knowledge which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.



          5.25      CLOSING DATE.  All of the representations and warranties
                    ------------
contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that any Seller has advised the Purchaser otherwise in writing prior to the Closing.



                                  ARTICLE VI

             REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS
             -----------------------------------------------------

          As a material inducement to the Purchaser to enter into this Agreement, each Seller severally represents and warrants to the Purchaser that:



          6.1       Authorization of Transactions.  Such Seller has full power,
                    -----------------------------
authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Seller is a party and to perform his obligations hereunder and thereunder. This Agreement and the other documents contemplated hereby to which such Seller is a party have been duly executed and delivered by such Seller and constitute the valid and binding agreements of such Seller, enforceable in accordance with their respective terms.

          6.2       Absence of Conflicts.  Neither the execution and the
                    --------------------
delivery of this Agreement and the other documents contemplated hereby to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of,
(d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by such Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller is a party.



          6.3       Brokerage.  Except as set forth on the Brokerage Schedule,
                    ---------                              ------------------
there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.



          6.4       Shares.  Such Seller holds of record and owns beneficially
                    ------
the shares of Acquired Stock as indicated on the Schedule of Stockholders, free
                                                 ------------------------
and clear of any Liens. Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.



          6.5       Closing Date.  All of the representations and warranties
                    ------------
concerning such Seller contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this Agreement and shall be true and correct on the Closing Date except to the extent that such Seller has advised the Purchaser otherwise in writing prior to the Closing.



                                  ARTICLE VII

            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER
            -------------------------------------------------------



          As a material inducement to Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to Sellers that:



          7.1       Organization and Corporate Power.  The Purchaser is a
                    --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder.

          7.2       Authorization of Transaction.  The execution, delivery and
                    ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms.



          7.3       No Violation.  The Purchaser is not subject to or obligated
                    ------------
under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party.



          7.4       Governmental Authorities and Consents.  The Purchaser is not
                    -------------------------------------
required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.



          7.5       Litigation.  There are no actions, suits, proceedings or
                    ----------
orders pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's performance under this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.



          7.6       Brokerage.  There are no claims for brokerage commissions,
                    ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.



          7.7       Closing Date.  All of the representations and warranties
                    ------------
contained in this Article VII and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Sellers are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised Sellers otherwise in writing prior to the Closing.



                                  ARTICLE VII

                                  TERMINATION
                                  -----------



           8.1      Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Closing:

          (a) by mutual written consent of a Representative and the Purchaser;



          (b) by a Representative or the Purchaser if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the transactions contemplated hereby unless such terminating Party's willful or knowing breach of this Agreement has caused the condition to be unsatisfied; or



          (c) by a Representative or the Purchaser if the Closing has not occurred on or prior to January 16, 1998; provided, however, that neither the Purchaser nor a Representative shall be entitled to terminate this Agreement pursuant to this Section 8.1(c) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.



          8.2       Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement by either a Representative or the Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Sections 10.3 and 10.7 and Article XI shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.



                                  ARTICLE IX



                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------



          9.1       Survival.  All representations, warranties, covenants and
                    --------
agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 9.2(a)(i) or
Section 9.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the second
                     --------------------------
anniversary of the Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and Sellers set forth in Section 5.11 (Taxes), the Applicable Limitation Date shall be the 30th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax which gave rise to such Loss, (ii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and Sellers set forth in Section
5.23 (Environmental), the Applicable Limitation Date shall be the fifth anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and Sellers set forth in Section 5.1 (Organization and Corporate Power), Section 5.2 (Authorization of Transactions), Section 5.3 (Capitalization), Section 5.5 (Absence of Conflicts), Section 5.15 (Brokerage) or Article

VI (Representations and Warranties with Respect to Sellers) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in Section 7.1 (Organization an Corporate Power), 7.2 (Authorization of Transactions), 7.3 (No Violation) or 7.6 (Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).



           9.2      Indemnification.
                    ---------------



          (a) Each Seller shall jointly and severally indemnify the Purchaser, and the Company and each of their respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and
                    -----------------
against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain or become subject to, as a result of or relating to:



          (i) the breach of any representation or warranty made by the Company or any Seller contained in Article V of this Agreement or any certificate delivered by the Company or any Seller to the Purchaser with respect thereto in connection with the Closing;



          (ii) the breach of any representation or warranty made by such Seller contained in Article VI of this Agreement or any certificate delivered by such Seller to Purchaser with respect thereto in connection with the Closing;



          (iii) the breach of any representation, warranty (other than representations or warranties set forth in Articles V and VI), covenant or agreement made by the Company or any Seller contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Company or any Seller to the Purchaser with respect thereto in connection with the Closing; or



          (iv) any product leased or sold by, or any services provided by, the Company or any of its Subsidiaries prior to the Closing Date, or the ownership, operation, or condition at any time on or prior to the Closing Date of the Company's and its Subsidiaries' facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or the Company or any Subsidiary has or had an interest.



The Purchaser's remedy for any indemnification of Losses hereunder may be satisfied by proceeding against one or more Sellers individually for all or any portion of any such Loss. Notwithstanding the foregoing, if any such Loss arises from a breach of such Seller's representation or warranty contained in
Article VI, Purchaser shall proceed solely against such breaching Seller for the entire amount of such Loss.



          (b) The indemnification provided for in Section 9.2(a)(i) above is subject to the following limitations:



          (i) Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) only if Purchaser gives a Representative written notice thereof within the Applicable Limitation Date; and

          (ii) With respect to claims pursuant to Section 9.2(a)(i), the Sellers will be liable to the Purchaser Parties for Losses arising therefrom only if the aggregate Losses resulting to the Purchaser Parties from all such claims exceeds $62,500 (the "Threshold"), in which case the
                                                ---------
     Sellers will be liable for the entire amount of such Losses; and



          (iii) The aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Section 9.2(a)(i) shall not exceed the Purchase Price (the "Cap").
                                               ---



Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser delivers written notice of a claim to Sellers under
Section 9.2(a)(i) no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.



          (c) The Purchaser shall indemnify the Sellers and hold each Seller and its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") harmless
                                                       --------------
from and against and pay on behalf of or reimburse such Sellers in respect of any Loss which any Seller Parties may suffer, sustain or become subject to, as a result of or relating to:



          (i) the breach of any representation or warranty made by the Purchaser contained in Article VII of this Agreement or any certificate delivered by the Purchaser to the Sellers with respect thereto in connection with the Closing; or



          (ii) the breach of any representation, warranty (other than representations or warranties set forth in Article VII), covenant or agreement made by the Purchaser contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Purchaser to the Sellers with respect thereto in connection with the Closing.



          (d) The indemnification provided for in Section 9.2(c)(i) above is subject to the following limitations:



          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 9.2(c)(i) only if a Seller gives the Purchaser written notice thereof within the Applicable Limitation Date; and



          (ii) With respect to claims pursuant to Section 9.2(c)(i), the Purchaser will be liable to the Seller Parties for Losses arising therefrom only if the aggregate Losses resulting to the Seller Parties from all such claims exceeds the Threshold, in which case the Purchaser will be liable for the entire amount of such Losses; and



          (iii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 9.2(c)(i) shall not exceed the Cap.



Notwithstanding any implication to the contrary contained in this Agreement, so long as a Representative delivers written notice of a claim to the Purchaser under Section 9.2(a)(i) no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (up to the Cap) which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.



          (e) If a party hereto seeks indemnification under this Article IX, such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") after receiving written notice of any action,
            ------------------
lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claims shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first:



          (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim, and



          (ii) unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification, and



          (iii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;



and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.



     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the

Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.



     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.



          (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim.



          (g) Amounts paid to or on behalf of Sellers or Purchaser as indemnification shall be treated as adjustments to the Purchase Price.



          (h) Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller of any kind or nature whatsoever, whether in his capacity as Seller hereunder, as a stockholder, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification other than compensation as an employee of the Company), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.



                                   ARTICLE X

                             ADDITIONAL AGREEMENTS
                             ---------------------

          10.       Continuing Assistance.  Subsequent to the Closing, each
                    ---------------------
Seller and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.



           10.      Tax Matters.
                    -----------



          (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Sellers when due, and each Seller shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Purchaser shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.



          (b) The Sellers shall reimburse the Purchaser for all Taxes of the Company with respect to any period (or portion thereof) ending on or before the Closing Date within ten days of payment by the Purchaser or the Company of such Taxes; provided that the Sellers shall not be required to reimburse the
       --------
Purchaser for the portion of such Taxes which Sellers allocate toward the $3,000,000 limitation of Company liabilities and obligations set forth in
Section 4(j) above. For purposes of this Section 10.2(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which is respect to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.



          10.3      Press Releases and Announcements.  Prior to the Closing
                    --------------------------------
Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Sellers and the Purchaser). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the Purchaser's consent (which shall not be unreasonably withheld). Purchaser shall not disclose the Purchase Price in any such press release without the prior consent of the Sellers, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Sellers and the Purchaser).



          10.4      Further Transfers.  Each Seller shall execute and deliver
                    -----------------
such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Stock and any other transactions contemplated hereby.



          10.5      Specific Performance.  Each Seller acknowledges that the
                    --------------------
Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller, money damages may be inadequate and Purchaser may have no adequate remedy at law. Accordingly, each Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.



          10.6      Transition Assistance.  Each Seller shall not in any manner
                    ---------------------
take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.



          10.7      Expenses.  Except as otherwise provided herein, each Seller
                    --------
and the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of the this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction
                                                                     -----------
Expenses"); it being understood that Sellers shall pay the fees, costs  and
--------
expenses of the Company and that the Company shall pay any of Sellers' fees, costs and expenses (including, without limitation, legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are not consummated. At the request of the Sellers, the fees, costs and expenses for which they are liable pursuant to this Section
10.7 may be deducted from the Cash Purchase Price and paid directly to the Sellers' legal counsel, investment bankers and other agents and representatives. To the extent that the Company pays or becomes liable with respect to any Transaction Expenses of the Company or the Sellers, the Cash Purchase Price shall be reduced dollar-for-dollar.



          10.8      Exclusivity.  Until this Agreement is terminated by its
                    -----------
terms, neither the Company nor Sellers (and neither the Company nor Sellers shall cause or permit any Insider or agent or any other Person acting on behalf of any Seller, the Company, or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of,
(ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving the Company or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Company and each Seller agrees that it will discontinue immediately any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Sellers and the Company shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.



          10.9      Books and Records.  Unless otherwise consented to in writing
                    -----------------
by the Sellers or the Purchaser (as the case may be), the Purchaser and the Sellers will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company acquired by the Purchaser hereunder or retained by any Seller without first offering to surrender to the Sellers or the Purchaser such books and records or any portion thereof of which the Sellers or the Purchaser may intend to destroy, alter or dispose. The Purchaser and the Sellers will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request for during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.



           10.10    Appointment of Representative.
                    -----------------------------

          (a) Powers of Attorney.  Each Seller irrevocably constitutes and
              ------------------
appoints David S. Ament and Robert B. McCarty (each, a "Representative", and
                                                        --------------
together, the "Representatives") as such Seller's true and lawful agent, proxy
               ---------------
and attorney-in-fact and agent and authorizes each Representative acting for such Seller and in such Seller's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:



          (i) determine the presence (or absence) of claims for indemnification against the Purchaser pursuant to Section 9.2 above;



          (ii) deliver all notices required to be delivered by such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.2 above;



          (iii) receive all notices required to be delivered to such Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 9.2 above;



          (iv) take any and all action on behalf of such Seller from time to time as a Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement, including, without limitation, indemnification under Section 9.2; and



          (v) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.



Each Seller grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each Representative may lawfully do or cause to be done by virtue hereof. Each Seller will, by executing this Agreement agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of a Representative and shall survive the death, incapacity, or bankruptcy of such Seller. Each Seller acknowledges and agrees that upon execution of this Agreement, any delivery by a Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by a Representative or any decisions made by a Representative pursuant to this Section 10.10, such Seller shall be bound by such documents or decision as fully as if such Seller had executed and delivered such documents or made such decisions.



          (b) A Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. A Representative shall not be liable to any Seller for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that a Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. A Representative shall not be liable to Sellers for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. A Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.



          (c) Replacement of a Representative.  Upon the death, disability or
              -------------------------------
incapacity of either initial Representative appointed pursuant to Section 10.10(a) above, each Seller acknowledges and agrees that such Representative's executor, guardian or legal representative, as the case may be, shall (in consultation with Sellers) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of such Representative hereunder within thirty (30) days. In the event that either Representative resigns for any reason, such Representative shall (in consultation with Sellers) select another representative to fill such vacancy. Any substituted representative shall be deemed a Representative for all purposes of this Agreement and the other Transaction Documents.



          (d) Actions of a Representative; Liability of a Representative.  Each
              ----------------------------------------------------------
Seller agrees that Purchaser shall be entitled to rely on any action taken by a Representative, on behalf of Sellers, pursuant to Section 10.10(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on
    -----------------
each Seller as fully as if such Seller had taken such Authorized Action. The Purchaser agrees that a Representative shall have no liability to the Purchaser for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted
fraud or willful misconduct.    Sellers jointly and severally agree to pay, and
to indemnify and hold harmless the Purchaser from and against any losses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, Sellers. In addition, Sellers hereby release and discharge Purchaser from and against any liability arising out of or in connection with a Representative's failure to distribute any amounts received by a Representative on Sellers' behalf to Sellers.



          (e) Allocation of Payments.  Subject to Section 9.2(a), whenever
              ----------------------
Sellers are entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Section 9.2), each Seller shall be entitled to receive from Purchaser or shall be obligated to pay to Purchaser such portion of any such payment as set forth on the Schedule of
                                                               -----------
Stockholders.
------------



           10.11    NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.
                    ---------------------------------------------------



          (a) Noncompetition.  In consideration of payment by the Purchaser to
              --------------
Sellers of $150,000 (allocated among Sellers in the manner documented in the

Schedule of Stockholders) (the "Noncompete Payment") and the mutual covenants
------------------------        ------------------
provided for herein to Sellers at the Closing, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the

"Noncompete Period"), none of the Sellers shall engage (whether as an owner,
------------------
operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which the Company conducts its business as of the Closing Date, except as expressly permitted under any employment agreement with the Company executed at the Closing as contemplated hereunder; provided that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. The parties hereto agree that the covenant set forth in this Section 10.11 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 10.11(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.



          (b) Nonsolicitation.  Each Seller agrees that, during the Noncompete
              ---------------
Period, such Seller (i) shall not, and shall use his best efforts not to permit such Seller's affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company at any time prior to the Closing Date or during the Noncompete Period, without the prior written consent of the Company and (ii) shall not induce or attempt to induce any customer or other business relation of the Company into any business relationship which might materially harm the Company. The term "indirectly" as used in this Section 10.11 is intended to
                    ----------
mean any acts authorized or directed by or on behalf of any Seller or any person controlled by such Seller.



          (c) Confidentiality.  Each Seller shall treat and hold as confidential
              ---------------
any information concerning the business and affairs of the Company that is not already generally available to the public (the "Confidential Information"),
                                                ------------------------
refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller shall notify the Purchaser promptly of the request or re quirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 10.11(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confiden tial Information to the tribunal; provided that such disclosing Seller shall use his best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.



          (d) Trade Names.  No Seller shall use or permit any of his affiliates
              -----------
to use the "Genpower Pump & Equipment" name or any name confusingly similar thereto in any manner anywhere in the world after Closing.

          (e) Remedy for Breach.  Each Seller acknowledges and agrees that in
              -----------------
the event of a breach by any Seller of any of the provisions of this Section 10.11, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, Purchaser and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.



          10.12     EMPLOYEES.      Craig Anderson and Esau Quiroga shall
                    ---------
continue to be employed by the Company and shall be eligible to participate under the Company's Plans until March 8, 1998. Pyramid, Inc. shall reimburse the Company for any Loss incurred by the Company with respect to such employees' employment or participation under the Company's Plans.



                                  ARTICLE XI



                                 MISCELLANEOUS
                                 -------------



          11.1      Amendment and Waiver.  This Agreement may be amended and any
                    --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by Purchaser and a Representative. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.



          11.2      Notices.  All notices, demands and other communications
                    -------
given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to each Seller shall, unless another address is specified in writing, or unless receipt of notice has been specifically delegated to a Representative under this Agreement, be sent to the address or telecopy number indicated below, and notices, demands and communications to the Representative, the Company and Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notices to any Seller:                                      with a copy to:
---------------------                                       --------------
David S. Ament                                              Carson Messinger Elliott
11410 Sagecountry                                           Laughlin & Ragan, P.L.L.C.
Houston, TX  77089                                          3300 North Central Avenue
                                                            Suite 1900
                                                            Phoenix, AZ  85012
                                                            Attention: James A. Burns, Esq.
                                                            Telecopy: (602) 277-4507

Notices to the Company:                                     with a copy to:
----------------------                                      --------------
Genpower Pump & Equipment Co., Inc.                         Carson Messinger Elliott
1314 Underwood Street                                       Laughlin & Ragan, P.L.L.C.
Deer Park, TX  77536                                        3300 North Central Avenue
Attention: David S. Ament                                   Suite 1900
Telecopy: (281) 476-9473                                    Phoenix, AZ  85012
                                                            Attention: James A. Burns, Esq.
                                                            Telecopy: (602) 277-4507


Notices to Purchaser:                                       with a copy to:
--------------------                                        --------------

National Equipment Services, Inc.                           Kirkland & Ellis
1800 Sherman Avenue                                         200 East Randolph Drive
Suite 100                                                   Chicago, IL  60601
Evanston, IL 60201                                          Attention: Sanford E. Perl
Attention: Kevin Rodgers                                    Telecopy:  (312) 861-2200
Telecopy: (847) 733-1078


          11.3      Binding Agreement; Assignment.  This Agreement and all of
                    -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:



          (a) Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its wholly-owned Subsidiaries. The Purchaser's "wholly-owned Subsidiaries" include Subsidiaries which may be organized subsequent to the date hereof;



          (b) Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to Purchaser, the Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and



          (c) Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise). No such assignment shall release Purchaser from its obligations hereunder.



          11.4      Severability.  Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          11.5      No Strict Construction.  The language used in this Agreement
                    ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any person.



          11.6      Captions.  The captions used in this Agreement are for
                    --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.



          11.7      Entire Agreement.  This Agreement and the documents referred
                    ----------------
to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.



          11.8      Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.



          11.9      Governing Law.  All questions concerning the construction,
                    -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.



          11.10     Parties in Interest.  Nothing in this Agreement, express or
                    -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.



                 *          *          *          *          *

  IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.



                              NATIONAL EQUIPMENT SERVICES, INC.



                              By:
                                    -------------------------------


                              Name:
                                    -------------------------------


                              Its:
                                    -------------------------------



                              GENPOWER PUMP & EQUIPMENT CO., INC.



                              By:   /s/ Kevin P. Rodgers
                                    -------------------------------


                              Name:     Kevin Rodgers
                                    -------------------------------


                              Its:      President
                                    -------------------------------



                              /s/ David S. Ament
                              -------------------------------------
                              David S. Ament



                              /s/ Robert B. McCarty
                              -------------------------------------
                              Robert B. McCarty